Exhibit 99.1

Spectrum Brands Announces Solid Year-over-Year Increases in Sales and Adjusted EBITDA for the Second Quarter of Fiscal 2010

MADISON, Wis.--(BUSINESS WIRE)--May 5, 2010--Spectrum Brands (the “Company”) (NYSE: SPB) today announced strong financial results for its second quarter of fiscal 2010. Consolidated net sales were $532.6 million, up 5.8 percent over the second quarter of fiscal 2009. The Company recorded a GAAP net loss of $19.0 million compared with a net loss of $60.4 million for the same period of fiscal 2009. Consolidated adjusted EBITDA, a non-GAAP measurement of profitability which the Company believes is a useful indicator of the operating health of the business and its trends, was $75.2 million, up 19.8 percent from the $62.8 million of adjusted EBITDA recorded for the second quarter of fiscal 2009.

“The healthy momentum we experienced during the holiday season continued into our fiscal second quarter,” said Dave Lumley, CEO of Spectrum Brands. “I’m very pleased with the strong results our teams delivered for the quarter including double digit gains in adjusted EBITDA over the second quarter of fiscal 2009. Our utilization of the Spectrum value model, which is built on a fast, low-cost operating structure to continue to achieve valuable market share gains in many of our key product categories, has helped to drive this success.”

Fresh-Start Reporting

As a reminder to readers, in connection with the Company’s emergence from Chapter 11 on August 28, 2009 and in accordance with ASC Topic 852, “Reorganization,” the Company adopted fresh-start reporting on August 30, 2009. At that time, the recorded amounts of the Company’s assets and liabilities were adjusted to reflect their fair value. As a result, the reported historical financial statements of the “Predecessor Company,” which encompasses results of operations prior to August 30, 2009 are not comparable to those of the “Successor Company,” whose results encompass the results of operations on and after August 30, 2009. (See Note 2, “Voluntary Reorganization Under Chapter 11”, of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K and any amendments thereto for the fiscal year ended September 30, 2009 for additional information on fresh-start reporting.)

Second Quarter Fiscal 2010 Consolidated Financial Results

The Company reported consolidated net sales of $532.6 million for the second quarter of fiscal 2010, compared with $503.3 million for the same period last year. This increase was driven by strong double-digit growth in shaving and grooming, stabilization in aquatics sales, recovery in Latin American battery sales and a promising start to the Home and Garden season. Consolidated net sales for the quarter were favorably impacted by $15.9 million of foreign exchange.

The Company reported a net loss of $19.0 million, or $0.63 per diluted share, for the second quarter of fiscal 2010. As a result of the cancellation of the Company’s old common stock upon its emergence from bankruptcy on August 28, 2009 and because earnings per share calculations performed prior to that date would not reflect the Company’s new capital structure, the Company did not include a discussion of the comparison of the earnings per share to the second quarter of fiscal 2009 in this release.

Excluding certain items which management believes are not indicative of the Company’s ongoing normalized operations, the Company generated an adjusted diluted loss per share of $0.01, a non-GAAP number for the second quarter of fiscal 2010. These excluded items, net of tax, include:

  A $13.2 million, or $0.44 per share, adjustment to income tax expense to exclude the impact of the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate;
  Restructuring and related charges of $3.5 million, or $0.12 per share, related to several previously announced restructuring initiatives, which are listed in the footnotes to Table 3 of this release; and
  $2.0 million, or $0.06 per share, in transaction costs related to the previously announced, pending transaction with Russell Hobbs.

Consolidated adjusted EBITDA was $75.2 million for the second quarter of fiscal 2010 compared with $62.8 million for the same period of fiscal 2009. Foreign exchange had an $800 thousand negative impact on the reported adjusted EBITDA for the quarter.

Liquidity

The Company ended its second quarter of fiscal 2010 on April 4, 2010 with $55.5 million in cash. As of the end of the quarter, approximately $1,355 million was outstanding under our senior term credit facilities and letters of credit. Approximately $117 million was drawn under our $242 million ABL facility, which consists of a $197 million revolving loan commitment and a $45 million supplemental loan.

Segment Level Data

Global Batteries and Personal Care

With signs of recovery in the Latin American and European battery markets as well as strong growth in global shaving and grooming, the Company reported $308.3 million in net sales from the Global Batteries and Personal Care segment for the second quarter of fiscal 2010 compared with $287.5 million for the same period last year. Second quarter 2010 segment sales benefited from $13.7 million of positive foreign exchange impacts.

Global battery sales for the second quarter were $190.4 million compared with $183.8 million for the same period last year. Foreign exchange positively impacted these results by $8.8 million. Despite continued gains in market share, North American battery sales were $71.3 million for the quarter, which was down slightly from the same period of last year as the Company countered aggressive competitive promotional activity that served only to hurt the entire industry category in the United States. European battery sales for the quarter were $73.7 million, down 2 percent from the same period of last year. Foreign exchange benefited these results by $5.2 million for the quarter. The sales decline is the result of the Company’s strategy to exit non-profitable private label business and focus on its core branded business, which saw some improvement over the second quarter of fiscal 2009. And, finally, in Latin America, the recovery that the Company started to show during the fiscal first quarter continued into the most recent quarter. Latin American battery sales were $45.3 million for the second quarter of fiscal 2010, which was up 23.0 percent over the same period of last year. Foreign exchange positively impacted the Latin American results by $3.0 million for the quarter.

Led by solid growth in the shaving and grooming category, global sales of Remington branded products were $96.3 million for the second quarter of fiscal 2010 versus $85.9 million for the same period last year. Foreign exchange positively impacted these results by $4.1 million.

Continuing to benefit from the completion of numerous cost cutting measures as well as SKU reduction initiatives, coupled with improvement in the top line, the Global Batteries and Personal Care segment reported a solid increase in adjusted EBITDA for the second quarter. For the quarter, this segment delivered $41.1 million of adjusted EBITDA, compared with $36.5 million for the same period last year, an improvement of 12.6 percent. In accordance with Generally Accepted Accounting Principles and consistent with common practice, the Company designated Venezuela as a highly inflationary economy and changed its functional currency from the local Bolivar Fuerte to the US dollar. This change resulted in a decrease of $9.0 million to segment level adjusted EBITDA for the quarter. Overall for the segment, foreign exchange positively impacted second quarter adjusted EBITDA results for the Global Batteries and Personal Care segment by $1.0 million.

Global Pet Supplies

With a stabilizing aquatics category and continuing strong sales of Dingo, Nature’s Miracle and Tetra branded products, the Global Pet Supplies segment delivered net sales of $148.2 million, up 4.3 percent over the same period last year. Foreign exchange impacts benefited these sales by $2.2 million for the quarter.

Adjusted EBITDA for the Global Pet Supplies segment increased 30.3 percent to $26.4 million, compared with $20.3 million for the second quarter of fiscal 2009. Foreign exchange did not significantly impact these results.

Home and Garden

The Home and Garden business segment is off to a positive start for fiscal 2010. During the second quarter, which represents the beginning of the segment’s key selling season, the Company reported net sales from this segment of $76.1 million, compared with $73.7 million for the same period last year.

Continuing to benefit from SKU reduction and cost cutting initiatives, the Company’s Home and Garden segment improved its adjusted EBITDA 23.1 percent from $11.7 million for the second quarter of fiscal 2009 to $14.5 million for the second quarter of fiscal 2010.

Outlook

Based on its results to date, the Company continues to expect to deliver fiscal 2010 net sales growth of 3 to 5 percent over fiscal 2009 and adjusted EBITDA of between $335 million and $345 million for the full year fiscal 2010.

Reflecting the Company’s strong performance for the first two quarters of fiscal 2010, free cash flow for the full year fiscal 2010, which is defined as Cash from operations of $60 million to $70 million less capital expenditures of $35 million, is currently projected to be between $25 million to $35 million, net of the following cash payments:

  $46 million for professional fees related to the Company’s Chapter 11 filing and subsequent emergence,
  $21 million for prepetition payables paid during fiscal 2010,
  $20 million in cash payments related to restructuring initiatives implemented prior to fiscal 2010 and
  $14 million for professional fees related to the previously announced pending transaction with Russell Hobbs.

Investor Call Scheduled for 9 AM EDT Today

The Company will host an investor call at 9:00 AM EDT today, May 5, 2010. To listen to the webcast, please visit the Investor Relations homepage on the Company’s website, which can be accessed at www.spectrumbrands.com. A webcast replay will be available through May 19, 2010.

Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Excluding the impact of current exchange rate fluctuations may provide additional meaningful reflection of underlying business trends. In addition, within this release, including the tables attached hereto, reference is made to adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and free cash flow. See attached Table 3, “Reconciliation of GAAP to Adjusted Diluted Earnings Per Share,” for a complete reconciliation of diluted loss per share on a GAAP basis to adjusted earnings per share, and see attached Table 4, “Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted EBITDA,” for a reconciliation of GAAP Net Income (Loss) to adjusted EBITDA for the three and six months ended April 4, 2010 versus the three months ended March 29, 2009 on a consolidated basis and for each of the Company’s business segment. Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. In addition, the Company’s management uses adjusted diluted earnings per share as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted earnings per share is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. Also, management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt and meet its working capital requirements. Free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by (used in) operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or discretionary uses. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-In-1®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives and (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

  the failure of Spectrum stockholders to approve this transaction;
  the risk that the businesses will not be integrated successfully;
  the risk that synergies will not be realized;
  the risk that the combined company following this transaction will not realize on its financing strategy;
  litigation in respect of either company or the proposed business combination with Russell Hobbs; and
  disruption from the proposed business combination with Russell Hobbs making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands' filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's web site at www.sec.gov or at Spectrum Brands' website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, Spectrum Brands Holdings, Inc. ("SB Holdings”) has filed with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of Spectrum Brands and that will also constitute a prospectus of SB Holdings. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. SB Holdings may not sell the common stock referenced in the joint proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC is effective. The preliminary joint proxy statement/prospectus and this press release are not offers to sell SB Holdings securities and are not soliciting an offer to buy SB Holdings securities in any state where the offer and sale is not permitted.

The definitive joint proxy statement/prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands' website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the preliminary joint proxy statement/prospectus when it is filed with the SEC. You can find information about Spectrum Brands' executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Table 1
SPECTRUM BRANDS, INC.
Condensed Consolidated Statements of Operations
For the three and six month periods ended April 4, 2010 and March 29, 2009
(Unaudited)
($ in millions, except per share amounts)

	Successor	Predecessor		Successor	Predecessor
	Company	Company		Company	Company
	THREE MONTHS			SIX MONTHS
	F2010	F2009	INC(DEC)	F2010	F2009	INC(DEC)
			%			%
Net sales	$532.6	$503.3	5.8%	$1,124.5	$1,051.8	6.9%
Cost of goods sold	321.0	315.8		726.9	664.3
Restructuring and related charges	2.0	2.7		3.6	12.8
Gross profit	209.6	184.8	13.4%	394.0	374.7	5.2%

Selling	104.2	94.8		215.4	206.2
General and administrative	48.4	37.6		91.6	74.4
Research and development	7.8	5.7		14.3	11.3
Restructuring and related charges	3.4	13.5		8.2	24.4

Total operating expenses	163.8	151.6		329.5	316.3

Operating income	45.8	33.2		64.5	58.4

Interest expense
	48.4	47.5		97.9	99.9
Other expense, net	6.4	0.7		7.0	4.4

Loss from continuing operations before reorganization items, net and income taxes	(9.0)	(15.0)		(40.4)	(45.9)

Reorganization items expense, net	-	21.3		3.6	21.3

Loss from continuing operations before income taxes	(9.0)	(36.3)		(44.0)	(67.2)

Income tax expense	10.0	8.3		32.6	24.0

Loss from continuing operations	(19.0)	(44.6)		(76.6)	(91.2)

Loss from discontinued operations, net of tax (a)	-	(15.8)		(2.7)	(81.9)

Net loss	$(19.0)	$(60.4)		$(79.3)	$(173.1)

Average shares outstanding (b)	30.0	51.4		30.0	51.4

Loss from continuing operations	$(0.63)	$(0.87)		$(2.55)	$(1.78)
Loss from discontinued operations	-	(0.31)		(0.09)	(1.59)
Basic loss per share	$(0.63)	$(1.18)		$(2.64)	$(3.37)

Average shares and common stock equivalents outstanding (b) (c)	30.0	51.4		30.0	51.4

Loss from continuing operations	$(0.63)	$(0.87)		$(2.55)	$(1.78)
Loss from discontinued operations	-	(0.31)		(0.09)	(1.59)
Diluted loss per share	$(0.63)	$(1.18)		$(2.64)	$(3.37)

(a) Reflects the loss from discontinued operations, net of tax, of the growing products portion of the Home and Garden Business. The shutdown of the growing products portion of the Home and Garden Business was completed during the second quarter of fiscal 2009.

(b) Per share figures calculated prior to rounding.

(c) For the three and six months ended April 4, 2010 and March 29, 2009, we have not assumed the exercise of common stock equivalents as the impact would be antidilutive.

Table 2
SPECTRUM BRANDS, INC.
Supplemental Financial Data
For the three and six month periods ended April 4, 2010 and March 29, 2009
(Unaudited)
($ in millions)

	Successor	Predecessor
	Company	Company
Supplemental Financial Data	F2010	F2009
Cash	$55.5	$51.6

Trade receivables, net	$276.2	$313.8
Days Sales Outstanding (a)	47	58

Inventory, net	$342.9	$386.9
Inventory Turnover (b)	4.1	4.2

Total debt	$1,627.0	$2,601.3	Successor	Predecessor
			Company	Company
	THREE MONTHS		SIX MONTHS
Supplemental Cash Flow Data	F2010	F2009	F2010	F2009
Depreciation and amortization, excluding amortization of debt issuance costs	$27.5	$15.1	$52.5	$32.1

Capital expenditures	$5.9	$2.0	$10.8	$3.3

	THREE MONTHS		SIX MONTHS
Supplemental Segment Sales & Profitability	F2010	F2009	F2010	F2009

Net Sales
Global Batteries & Personal Care	$308.3	$287.5	$736.9	$676.8
Global Pet Supplies	148.2	142.1	285.2	274.5
Home and Garden	76.1	73.7	102.4	100.5
Total net sales	$532.6	$503.3	$1,124.5	$1,051.8

Segment Profit
Global Batteries & Personal Care	$33.7	$33.9	$79.7	$87.1
Global Pet Supplies	18.9	14.5	20.1	26.6
Home and Garden	11.0	8.9	1.4	(1.8)
Total segment profit	63.6	57.3	101.2	111.9

Corporate	12.4	7.9	24.9	16.3
Restructuring and related charges	5.4	16.2	11.8	37.2
Interest expense	48.4	47.5	97.9	99.9
Other expense, net	6.4	0.7	7.0	4.4

Loss from continuing operations before reorganization items, net and income taxes	$(9.0)	$(15.0)	$(40.4)	$(45.9)

(a) Reflects actual days sales outstanding at end of period.

(b) Reflects cost of sales (excluding restructuring and related charges) during the last twelve months divided by inventory as of the end of the period.

Table 3
SPECTRUM BRANDS, INC.
Reconciliation of GAAP to Adjusted Diluted Earnings Per Share
For the three and six month periods ended April 4, 2010 and March 29, 2009
(Unaudited)

	THREE MONTHS		SIX MONTHS
	F2010		F2010
Diluted loss per share, as reported	$(0.63)		$(2.64)

Adjustments, net of tax:
Restructuring and related charges	0.12	(a)	0.26	(b)
Reorganization items, net	-		0.08	(c)
Transaction costs	0.06	(d)	0.12	(d)
Fresh-start reporting inventory fair value adjustment	-		0.74	(e)
Discontinued operations	-		0.09	(f)
Income taxes	0.44	(g)	1.60	(g)
Other adjustments	-		(0.11)	(h)
	0.62		2.78

Diluted (loss) income per share, as adjusted	$(0.01)		$0.14

Note: Per share figures calculated prior to rounding.

(a) For the three months ended April 4, 2010, reflects $3.5 million, net of tax, of restructuring and related charges as follows: $2.4 million for the Global Cost Reduction Initiatives, $0.7 million for the global restructuring announced January 10, 2007, and $0.4 million for the Ningbo Exit Plan.

(b) For the six months ended April 4, 2010, reflects $7.7 million, net of tax, of restructuring and related charges as follows: $7.4 million for the Global Cost Reduction initiatives, $0.9 million for the Ningbo Exit Plan and $(0.6) million for the global restructuring announced January 10, 2007.

(c) Reflects $2.4 million, net of tax, primarily related to professional fees related to the Company's voluntary filing, and subsequent emergence, to Chapter 11 bankruptcy.

(d) For the three and six months ended April 4, 2010, reflects $2.0 million, net of tax, and $3.6 million, net of tax, respectively, of transaction costs related to our previously announced combination with Russell Hobbs.

(e) Reflects $22.4 million, net of tax, of inventory write-up related to the valuation of the Company as a result of fresh-start reporting.

(f) Reflects a loss from discontinued operations, net of tax of $2.7 million of the Company's growing products portion of the Home and Garden Business.  The shutdown was completed during the Company's second quarter of Fiscal 2009.

(g) For the three and six months ended April 4, 2010, reflects $13.2 million  and $47.9 million , respectively, adjustment to income tax expense to exclude the impact of the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate.

(h) General and administrative expenses include $3.1 million, net of tax benefit, related to expiring taxes and related estimated penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, for which the examination period expired in the current period.

NOTE:  Due to the cancellation of the Predecessor Company's common stock upon the Company’s emergence from Chapter 11 Bankruptcy, the Company does not have comparable results for the prior year as the prior year earnings were attributable to the Predecessor Company's common stock.

Table 4
SPECTRUM BRANDS, INC.
Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA for the three months ended April 4, 2010
(Unaudited)
($ millions)

						Consolidated
	Global Batteries &					Spectrum Brands,
	Personal Care	Global Pet Supplies	Home & Garden	Corporate	Unallocated Items (a)	Inc.

Net Income (loss), net of tax	$26.2	$18.1	$9.4	$(14.3)	$(58.4)	$(19.0)

Loss from discontinued operations, net of tax	-	-	-	-		-
Income tax expense	-	-	-	-	10.0	10.0
Interest expense	-	-	-	-	48.4	48.4
Restructuring and related charges	1.3	1.4	1.5	1.2	-	5.4
Reorganization items	-	-	-	-	-	-
Other	-	(0.1)	-	3.0	-	2.9

Adjusted EBIT	27.5	19.3	10.9	(10.1)	-	47.7
Depreciation and amortization	13.6	7.1	3.5	3.3	-	27.5

EBITDA	$41.1	$26.4	$14.5	$(6.8)	$-	$75.2

Note: Amounts calculated prior to rounding.

(a) It is the Company's policy to record Income tax expense and interest expense on a consolidated basis. Accordingly, such amounts are not reflected in the operating results of the operating segments.

Table 4
SPECTRUM BRANDS, INC.
Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA for the 6 months ended April 4, 2010
(Unaudited)
($ millions)

						Consolidated
	Global Batteries &					Spectrum Brands,
	Personal Care	Global Pet Supplies	Home & Garden	Corporate	Unallocated Items (a)	Inc.

Net Income (loss), net of tax	$71.5	$18.1	$(9.3)	$(29.2)	$(130.5)	$(79.3)

Loss from discontinued operations, net of tax	-	-	2.7	-	-	2.7
Income tax expense	-	-	-	-	32.6	32.6
Interest expense	-	-	-	-	97.9	97.9
Restructuring and related charges	1.2	2.7	7.9	-	-	11.8
Reorganization items	-	-	-	3.6	-	3.6
Accelerated depreciation (b)	-	-	(0.3)	-	-	(0.3)
Fresh-start inventory fair value adjustment	18.6	13.7	2.2	-	-	34.5
Brazilian IPI Credit/Other	(4.8)	(0.1)	-	5.5	-	0.5

Adjusted EBIT	86.6	34.3	3.3	(20.1)	-	104.1
Depreciation and amortization	24.7	14.3	6.8	6.7	-	52.5

EBITDA	$111.3	$48.6	$10.1	$(13.4)	$-	$156.6

Note: Amounts calculated prior to rounding.

(a) It is the Company's policy to record Income tax expense and interest expense on a consolidated basis. Accordingly, such amounts are not reflected in the operating results of the operating segments.

(b) Adjustment reflects accelerated depreciation associated with certain restructuring initiatives. As this amount is included within Restructuring and related charges, the adjustment negates the impact of reflecting the add back of depreciation twice.

Table 4
SPECTRUM BRANDS, INC.
Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA for the three months ended March 29, 2009
(Unaudited)
($ millions)

						Consolidated
	Global Batteries &					Spectrum Brands,
	Personal Care	Global Pet Supplies	Home & Garden	Corporate	Unallocated Items (a)	Inc.

Net Income (loss), net of tax	$26.9	$12.9	$(7.2)	$(37.1)	$(55.9)	$(60.4)

Loss from discontinued operations, net of tax	-	-	15.8	-		15.8
Income tax expense	-	-	-	-	8.3	8.3
Interest expense	-	-	-	-	47.5	47.5
Restructuring and related charges	4.9	2.0	0.2	9.0	-	16.2
Reorganization items	-	-	-	21.3	-	21.3
Brazilian IPI Credit	(1.2)	-	-	-	-	(1.2)

Adjusted EBIT	30.6	14.9	8.9	(6.8)	-	47.7
Depreciation and amortization	5.9	5.4	2.8	1.0	-	15.1

EBITDA	$36.5	$20.3	$11.7	$(5.8)	$-	$62.8

Note: Amounts calculated prior to rounding.

(a) It is the Company's policy to record Income tax expense and interest expense on a consolidated basis. Accordingly, such amounts are not reflected in the operating results of the operating segments.

Table 4
SPECTRUM BRANDS, INC.
Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA for the 6 months ended March 29, 2009
(Unaudited)
($ millions)

						Consolidated
	Global Batteries &					Spectrum Brands,
	Personal Care	Global Pet Supplies	Home & Garden	Corporate	Unallocated Items (a)	Inc.

Net Income (loss), net of tax	$62.3	$22.7	$(85.5)	$(48.7)	$(124.0)	$(173.1)

Loss from discontinued operations, net of tax	-	-	81.9	-	-	81.9
Income tax expense	-	-	-	-	24.0	24.0
Interest expense	-	-	-	-	99.9	99.9
Restructuring and related charges	19.6	4.5	1.8	11.3	-	37.2
Reorganization Items				21.3		21.3
Accelerated depreciation (b)	(2.7)	-	-	-	-	(2.7)
Brazilian IPI Credit	(4.1)	-	-	-	-	(4.1)

Adjusted EBIT	75.1	27.2	(1.8)	(16.1)	-	84.4
Depreciation and amortization	14.7	10.8	5.3	1.3	-	32.1

EBITDA	$89.8	$37.9	$3.5	$(14.7)	$-	$116.5

Note: Amounts calculated prior to rounding.

(a) It is the Company's policy to record Income tax expense and interest expense on a consolidated basis. Accordingly, such amounts are not reflected in the operating results of the operating segments.

(b) Adjustment reflects accelerated depreciation associated with the Ningbo Exit Plan. As this amount is included within Restructuring and related charges, the adjustment negates the impact of reflecting the add back of depreciation twice.

CONTACT:
Investor Contact:
Spectrum Brands
Carey Phelps, 770-829-6208
DVP Investor Relations
or
Media Contact:
MS&L for Spectrum Brands
Frank Ranew, 404-870-6832